Exhibit 99.1

Twilio Concludes Operational Review of Segment Business and Announces $2 Billion Expansion of Share Repurchase Authorization

Targets Break-Even Non-GAAP Income from Operations for Segment Business by Q2 2025

Accelerates Plan to Achieve Consolidated GAAP Operating Profitability to Q4 2025

Announces Appointment of Thomas Wyatt as President of Twilio Segment

SAN FRANCISCO— March 5, 2024 – Twilio (NYSE: TWLO), the customer engagement platform that drives real-time, personalized experiences for today’s leading brands, today announced the results of its operational review of its Segment business. The company also provided targets for FY 2024 and FY 2025, and announced an additional $2 billion share repurchase authorization that it is targeting to complete during FY 2024.

In consideration of the recent underperformance of the Segment business, and upon Khozema Shipchandler’s appointment as CEO in January 2024, the Twilio Board of Directors and management team initiated an operational review of Segment to determine the best path forward. Over the course of eight weeks, the company engaged extensively with customers and key internal stakeholders to determine the root causes of the business’s challenges and assess its ability to address these issues. As part of this process, the Board and management team also considered various hypothetical non-operational alternatives for Segment, including a sale of the business, with input from independent strategic and financial advisors. After a thorough evaluation, the Board and management team determined that implementing and executing tangible near-term operational changes to accelerate Segment’s path to break-even non-GAAP income from operations by Q2 2025 and non-GAAP operating profitability thereafter, ultimately is expected to create the most value for shareholders compared to all alternatives considered.

“Our top priority is creating long-term value for our shareholders by driving Twilio towards durable, profitable growth,” said Khozema Shipchandler, CEO of Twilio. “In connection with this priority, myself, the Twilio management team, and the Board evaluated an extensive range of alternatives for Segment’s path forward. We unanimously came to the same conclusion: retaining Segment and taking aggressive action to accelerate the path to profitability is the best opportunity available to enhance value for our customers and shareholders. We also believe that Segment will further strengthen our Communications product offerings and allow us to capitalize on expanded opportunities presented by AI. We will execute against a clear set of priorities to achieve break-even non-GAAP income from operations for Segment by Q2 2025, exercising operational rigor to right-size our investments, accelerate time to value, and drive more disciplined execution. In addition, the Twilio Board has authorized an additional $2 billion in share repurchases, which reflects our improved free cash flow profile, our confidence in our strategy, and the tremendous opportunity we see ahead.”

Segment, which represented 7% of Twilio’s 2023 revenue, drives significant differentiation for its existing customers and has the potential to do the same for Communications customers. At present, more than 8,000 customers deploy Segment’s platform to drive richer, data-driven experiences for their customers powered by real-time insights collected in Segment’s Golden Profiles. The convergence of Segment’s data capabilities combined with Communications creates opportunities to deliver outsized outcomes for customers, particularly as Twilio’s AI developments introduce more effective and personalized engagement capabilities. While Segment has recently underperformed expectations, it remains a leading product with the potential to drive strong future upside for Twilio’s Communications business, and the company is committed to creating meaningful value through more disciplined and focused execution.

To address Segment’s recent challenges and help both Segment and the company achieve their financial and operational targets, Twilio will prioritize:

•	Operational rigor and cost discipline by rationalizing investments to right-size Segment’s cost base and focusing on areas expected to drive the highest impact;

•

Dedicating focus to areas that improve time to value for customers including improving onboarding through AI and automation and delivering additional features to enhance data warehouse interoperability; and

•	Innovation velocity by delivering three products in 2024 that natively embed Segment into Communications, while also capitalizing on CustomerAI momentum.

In connection with this announcement, Twilio has appointed Thomas Wyatt to the position of President of Segment, effective March 11, 2024.

Wyatt is a business, product and GTM leader with deep knowledge of data analytics and AI, and a track record of building and scaling businesses. Wyatt joins from People.ai, where he served as Chief Product and Strategy Officer, overseeing strategy, product management, design and business development. Prior to People.ai, Wyatt served as Chief Marketing and Strategy Officer at AppDynamics. He also served in multiple leadership positions at Cisco, including as Vice President and General Manager of the Cloud Analytics Group.

Shipchandler continued, “We are thrilled to welcome Thomas to our leadership team as President of Segment. Thomas brings a passion for innovation that we value highly at Twilio, as well as a proven ability to grow and scale businesses. With Thomas at the helm, we believe that Segment will be well-positioned to embrace a leaner, more focused approach to achieve its financial and operational goals, capitalize on the opportunities presented by AI and continue delivering best-in-class services to our customers.”

Capital Allocation and Financial Targets

Concurrent with the conclusion of the operational review of Segment, Twilio announced that its Board of Directors has authorized an additional $2 billion share repurchase program expiring on December 31, 2024, which is in addition to the $1 billion program previously authorized by the Board in 2023. To date, Twilio has completed almost $800 million of repurchases from the initial program and is targeting to complete both programs, representing further share repurchases of approximately $2.2 billion, between now and the end of 2024.1

Twilio affirms its guidance for the first quarter of 2024 that it originally provided on February 14, 2024. The company is also providing targets for FY 2024 and FY 2025:2

2024
Organic Y/Y Revenue Growth	5%-10%[3]
Non-GAAP Income from Operations	$550M - $600M4

2025
GAAP Operating Profitability	Achieve by Q4 2025
Segment BU Non-GAAP Income from Operations	Achieve break-even by Q2 2025

1.	Subject to legal requirements, price, and economic market conditions.
2.

Targets are representative of the changes Twilio implemented over the last year and the plans laid out today. As a result, these targets replace the previous medium-term financial framework that was most recently provided by Twilio on May 9, 2023.

3.	Includes an estimated 150 basis points of headwinds associated with the end of life of Twilio’s video product and the software portion of its Zipwhip business.
4.	Includes an estimated $90M of incremental expenses associated with a new employee cash bonus program aimed at reducing stock-based compensation expense over time.

Investor Presentation and Conference Participation

Twilio posted an investor presentation regarding today’s announcement at https://investors.twilio.com.

As previously announced, Khozema Shipchandler will be participating in a fireside chat at the Morgan Stanley Technology, Media and Telecom Conference on Thursday, March 7, 2024 at 8:00 a.m. (PT) / 11:00 a.m. (ET). A live webcast and replay will be available on Twilio’s investor relations website at https://investors.twilio.com.

About Twilio Inc.

Today’s leading companies trust Twilio’s Customer Engagement Platform (CEP) to build direct, personalized relationships with their customers everywhere in the world. Twilio enables companies to use communications and data to add intelligence and security to every step of the customer journey, from sales to marketing to growth, customer service and many more engagement use cases in a flexible, programmatic way. Across 180 countries and territories, millions of developers and hundreds of thousands of businesses use Twilio to create magical experiences for their customers. For more information about Twilio (NYSE: TWLO) visit www.twilio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve risks and uncertainties. Forward-looking statements generally relate to future events or Twilio’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Twilio’s expectations, strategy, plans or intentions. Forward-looking statements contained in this press release include, but are not limited to, statements about: Twilio’s future financial performance, including its expected financial results and guidance; Twilio’s expectations regarding its Segment business, including its ability to reach its financial and operational targets; Twilio’s expectations regarding its Communications business; Twilio’s expectations regarding profitability, including when it will become profitable on GAAP and non-GAAP bases; Twilio’s anticipated strategies and business plans; the effects of Twilio’s organizational and operational changes; the effects of Twilio’s cost-saving measures; Twilio’s expectations regarding compensation programs; Twilio’s ability to develop products related to artificial intelligence and machine learning, including CustomerAI and its use cases; Twilio’s ability to deliver on its product roadmap; and Twilio’s expectations regarding share repurchases. You should not rely upon forward-looking statements as predictions of future events.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Twilio’s actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including, among other things: Twilio’s ability to successfully implement its cost-saving initiatives and to capture expected efficiencies; Twilio’s ability to realize the anticipated benefits of changes to its operating model and organizational structure; the impact of macroeconomic uncertainties and market volatility; Twilio’s financial performance, including expectations regarding its results of operations and the assumptions underlying such expectations, and ability to achieve and sustain profitability; Twilio’s ability to attract and retain customers; Twilio’s ability to compete effectively in an intensely competitive market; Twilio’s ability to comply with modified or new industry standards, laws and regulations applying to its business, and increased costs associated with regulatory compliance; Twilio’s ability to manage changes in network service provider fees and optimize its network service provider coverage and connectivity; Twilio’s ability to form and expand partnerships; and Twilio’s ability to successfully enter into new markets and manage its international expansion.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Twilio’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Twilio operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release.

Forward-looking statements represent Twilio’s management’s beliefs and assumptions only as of the date such statements are made. Twilio undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Contacts

Investor Contact:

Bryan Vaniman

ir@Twilio.com

or

Media Contact:

Caitlin Epstein

press@Twilio.com